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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 16, 2000
                                                        ----------------

                          SOMERA COMMUNICATIONS, INC.
                          ---------------------------
               (Exact name of registrant as specified in charter)

       Delaware                                     000-27843                        77-0407502
-------------------------------              ------------------------           -------------------
(State or other jurisdiction of              (Commission file number)           (IRS Employer
 of incorporation)                                                              Identification No.)

5383 Hollister Avenue, Santa Barbara, CA                                                  93111
----------------------------------------                                                  -----
(Address of principal executive offices)                                              (Zip code)

      Registrant's telephone number, including area code: (805) 681-3322
                                                           -------------
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Item 2. Acquisition.

     Pursuant to a Stock Purchase Agreement dated as of October 16, 2000 by and among Somera Communications, Inc. (the "Registrant"), MSI Communications, Inc., a New Jersey corporation ("MSI"), and the shareholders of MSI, the Registrant acquired MSI and MSI became a wholly-owned subsidiary of the Registrant (the "Acquisition"). The Acquisition closed on October 16, 2000. As a result of the Acquisition, the shareholders of MSI received an aggregate of approximately $16.0 million in consideration, consisting of $10.0 million in cash paid at the closing, and $6.0 million worth of common stock of the Registrant, based on the average closing price of the Registrant's common stock on the Nasdaq National Market between October 2 and October 13, 2000, which stock is to be held in escrow subject to certain requirements.

     Pursuant to the Acquisition, the Registrant issued approximately 693,391 shares of the Registrant's common stock, par value $0.001 per share ("Registrant Common Stock") to the former shareholders of MSI. The purchase price paid for MSI's outstanding capital stock was negotiated at arm's length between the parties on the basis of the Registrant's assessment of the value of MSI and its capital stock following an investigation of, and discussions with MSI and its representatives concerning, MSI and its business and prospects.

     The assets of MSI were used prior to the Acquisition for the sale of new, refurbished, and de-installed data networking equipment and for the provision of services involving network integration, uses which the Registrant intends to continue immediately following the Acquisition. The Acquisition was funded in part by cash reserves held by the Registrant.

     For a more complete description of the terms of the Acquisition, please refer to the Stock Purchase Agreement which is filed as Exhibit 2.1 hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (a) Financial Statements. The Registrant will provide the financial statements required by paragraph (a) of Item 7 of Form 8-K promulgated by the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if any such information is required, within 60 days of the date that this initial report on Form 8-K must be filed with the Commission.

        (b) Pro Forma Financial Information. The Registrant will provide the pro forma financial information required by paragraph (b) of Item 7 of Form 8-K promulgated by the Commission pursuant to the Exchange Act, if any such pro forma financial information is required, within 60 days of the date that this initial report on Form 8-K must be filed with the Commission.

        (c) Exhibits.

              2.1 Stock Purchase Agreement dated as of October 16, 2000, by and among the Registrant, MSI Communications, Inc. and the shareholders of MSI Communications, Inc.

             99.1 Press Release, dated October 17, 2000, entitled "Somera Acquires MSI Communications--Strengthens Data Networking and ISP Support Strategy."
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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SOMERA COMMUNICATIONS, INC.



                                       By: /S/ DAN FIRESTONE
                                          -------------------------------------
                                          Dan Firestone
                                          President and Chief Executive Officer



Dated: October 25, 2000
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                               INDEX TO EXHIBITS
                               -----------------

Exhibit Number     Description
--------------     -----------

    2.1 Stock Purchase Agreement dated as of October 16, 2000, by and among the Registrant, MSI Communications, Inc. and the shareholders of MSI Communications, Inc.

   99.1 Press Release, dated October 17, 2000, entitled "Somera Acquires MSI Communications--Strengthens Data Networking and ISP Support Strategy."